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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

EPOCH HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EPOCH HOLDING CORPORATION
640 Fifth Avenue
New York, New York 10019
(212) 303-7200

October 19, 2010

Dear Stockholders:

        On behalf of the Board of Directors and Management of Epoch Holding Corporation ("Epoch" or the "Company"), I cordially invite you to attend our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, December 2, 2010, at 9:00 a.m. Eastern Standard Time, at The Cornell Club-New York, located at 6 East 44th Street, New York, New York 10017.

        The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Stockholders and the Proxy Statement. In addition, our directors and executive officers, as well as a representative from CF & Co., L.L.P., our independent auditor, will be present to respond to any questions that you may have.

        Only stockholders of record as of the close of business on October 7, 2010 are entitled to receive notice of, to attend, and to vote at, the Annual meeting.

        The Company is pleased to continue to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe this will expedite stockholders' receipt of proxy materials and lower the costs to the Company. Included with the accompanying Proxy Statement is a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2010. We encourage you to read the Form 10-K. It includes information on our operations, as well as our audited financial statements.

        You may vote your shares by mail, by telephone, or via the internet. Instructions for using these convenient services are enclosed. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, I encourage you to vote your shares promptly.

        Thank you for your continued interest and support. We look forward to seeing you at the Annual Meeting.

Sincerely,

Allan R. Tessler
 Chairman

EPOCH HOLDING CORPORATION
Annual Definitive Proxy Statement
For the 2010 Annual Meeting of Stockholders

i

EPOCH HOLDING CORPORATION
640 Fifth Avenue
New York, New York 10019
(212) 303-7200

Notice of Annual Meeting of Stockholders

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Epoch Holding Corporation will be held on Thursday, December 2, 2010, at 9:00 a.m. Eastern Standard Time, at The Cornell Club-New York, located at 6 East 44th Street, New York, New York 10017, for the following purposes:

  1.
  To elect seven directors to our Board of Directors for a one year term;

  2.
  To ratify the appointment of CF & Co., L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

        Only stockholders of record as of the close of business on October 7, 2010 are entitled to receive notice of, to attend, and to vote at, the Annual meeting and any adjournment or postponement thereof.

        Whether or not you plan to attend in person, we encourage you to promptly vote your shares by telephone, via the internet, or if this Proxy Statement was mailed to you, by completing, signing and dating the enclosed proxy card and returning by mail.

                      By Order of the Board of Directors

                      Adam Borak
                       Corporate Secretary

October 19, 2010

EPOCH HOLDING CORPORATION
640 Fifth Avenue
New York, New York 10019
(212) 303-7200

PROXY STATEMENT

        We are providing these proxy materials in connection with Epoch Holding Corporation's 2010 Annual Meeting. This Proxy Statement, the accompanying proxy card and our 2010 Annual Report on Form 10-K are being mailed, or made available via the internet as described below, to our stockholders on or about October 22, 2010. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read the Proxy Statement carefully.

        The Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report as well as how to submit your proxy over the internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders on or about October 22, 2010. We will also continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders who have requested such, and we expect that mailing to also begin on or about October 22, 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is soliciting my vote?

        The Board of Directors of Epoch Holding Corporation is soliciting your vote at the 2010 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

        You will be voting:

  •
  on the election of seven nominees to serve on our Board of Directors until the next Annual Meeting and until their successors are duly elected and qualified;

  •
  on the ratification of the appointment of CF & Co., L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011; and

  •
  with respect to such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board of Directors' recommendations?

        The Board of Directors recommends a vote:

    •
    FOR the election of each of the seven named nominees.

    •
    FOR the ratification of the appointment of CF & Co., L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011.

Who is entitled to vote?

        Our Board of Directors has set October 7, 2010 as the record date for the Annual Meeting (the "Record Date"). Only Stockholders of Record at the close of business on October 7, 2010 will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, we had 22,801,966 shares of Common Stock outstanding. Shares of our Common Stock are the only securities entitled to vote at our Annual Meeting and each share of Common Stock outstanding as of the Record Date will be entitled to one vote.

How many votes do I have?

        You will have one vote for each share of our Common Stock that you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Is my vote confidential?

        Our By-Laws provide that your vote is confidential and will not be disclosed, except in certain limited circumstances, such as when you request or consent to disclosure or as otherwise required by law. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions.

What is the difference between holding shares as a stockholder of record and a beneficial owner?

        Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

How can I vote my shares before the Annual Meeting?

        Your vote is important. You may vote by telephone, via the internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or via the internet, you do not need to return your proxy card.

  Vote by Telephone

        You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

  Vote via the Internet

        The website for internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote via the internet, you also can request electronic delivery of future proxy materials. If you vote via the internet, please note that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, for which you will be responsible.

  Vote by Mail

        If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How can I vote at the Annual Meeting?

        The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

        The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?

        Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this Proxy Statement, vote by telephone or vote via the internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Epoch Holding Corporation, 640 Fifth Avenue, 18th Floor, New York, New York 10019, Attn: Corporate Secretary specifying such revocation. You may also change your vote by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or via the internet, or by voting by ballot at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?

        It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to attend the Annual Meeting?

        In order to be admitted to the Annual Meeting, a stockholder must present proof of ownership of our stock as of the Record Date. Any appointed holder of a proxy from a stockholder must present the properly executed proxy card. Stockholders and proxy holders must also present a form of photo identification, such as a driver's license or passport.

How many votes can be cast by all stockholders?

        Each share of our Common Stock is entitled to one vote. There is no cumulative voting whereby votes may be concentrated for a single candidate. We had 22,801,966 shares of Common Stock outstanding and entitled to vote on the Record Date.

How many shares must be present to hold the Annual Meeting?

        A majority of our outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and transact business. This is called a "quorum." Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy has been properly voted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Who counts the votes cast at the Annual Meeting?

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. Abstentions will be counted toward the tabulation of votes cast on the proposals and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

How many votes are required to approve the proposals?

        Delaware law and our By-Laws require that each of the seven nominees for director be elected by a plurality of the votes cast. This means that the seven individuals nominated for election to the Board of Directors who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected; nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

        Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting. In the event the stockholders do not approve the selection of CF & Co., L.L.P., the appointment of independent registered public accounting firm will be reconsidered by the Board.

What if I don't vote for some of the items listed on my proxy card or voting instruction card?

        If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the appointment of CF & Co., L.L.P. as the Company's independent registered public accounting firm. The election of directors is not considered routine, and brokers, banks and other nominees cannot vote in the election of directors without your instruction. Therefore, it is important that you cast your vote if you want it to count in the election of directors.

Who pays for the proxy solicitation and how will Epoch solicit votes?

        The Company will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our Common Stock in their names to furnish proxy material to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the proxy materials and Annual Report electronically?

        You may access and review the proxy materials online at www.proxyvote.com. The Company also maintains a website which contains current information on operations and other corporate governance matters. The website address is www.eipny.com. Through the "Investor Relations" section of our website, we make available, free of charge, our Annual Report on Form 10-K and our Proxy filed with the Securities and Exchange Commission (the "SEC"), as well as Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Where can I find the voting results of the Annual Meeting?

        We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

Is a list of stockholders available?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this Meeting for ten days prior to the Meeting for any purpose relevant to the Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 640 Fifth Avenue, 18th Floor, New York, New York 10019. Please contact our Corporate Secretary to make arrangements.

What if I have questions about lost stock certificates or I need to change my mailing address?

        To get more information about these matters, stockholders of record may call Continental Stock Transfer & Trust Co. at (212) 509-4000 or write to Continental Stock Transfer & Trust Co., 17 Battery Place, 8th Floor, New York, New York 10004:

      For lost stock certificates —      Attention: Lost Securities Department
       For mailing address changes — Attention: FISO Department

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors currently has seven directors, each elected to the Board at our last Annual Meeting. Members serve for a one-year term and until his or her successor has been elected and qualified or until the director's resignation or removal. Our present Board of Directors consists of the following individuals:

Name	Position with the Company	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Allan R. Tessler	Chairman of the Board		X	X
William W. Priest	Chief Executive Officer, Director
Enrique R. Arzac	Director	X
Jeffrey L. Berenson	Director		X*	X
John L. Cecil	Director	X*
Peter A. Flaherty	Director	X	X	X*
Timothy T. Taussig	President and Chief Operating Officer, Director

X = Member

*  = Committee Chairman

Nominees for Director

        The Board, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated Messrs. Tessler, Priest, Arzac, Berenson, Cecil, Flaherty and Taussig for election as directors for the Company for a term ending at the 2011 Annual Meeting. Each nominee presently serves as a director. Each nominee has consented to being named in this Proxy Statement and indicated to the Company that he would serve if elected.

        At our Annual Meeting, directors are to be elected, each to hold office (subject to our By-Laws) until the next Annual Meeting of Stockholders and until a respective successor has been elected and qualified. If any nominee should become unavailable for any reason, which we do not anticipate, the proxies will be voted for any substitute nominee or nominees who may be selected by our Nominating/Corporate Governance Committee prior to, or at, the Annual Meeting, or, if no substitute is selected, for a motion to reduce the membership of our Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished to us by them.

ALLAN R. TESSLER	Director since 1980	Age: 74

        Chairman.    Mr. Tessler has served as Chairman of the Board since May 1994. He has been the Chairman and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987. Previously, he was Co-Chairman and Co-Chief Executive Officer of Interactive Data Corporation (formerly Data Broadcasting Corporation), a securities market data supplier, from June 1992 through February 2000. Mr. Tessler was co-founder and Chairman of the Board of Enhance Financial Services, Inc., a public insurance holding company, from 1986 through 2001, and was Chairman of the Board of Great Dane Holdings Inc., a private diversified holding company, from 1987 through December 1996. He presently is a director of Limited Brands, Inc. and TD Ameritrade Holding Corporation. He serves as Chairman of the Board of Trustees of the Hudson Institute and is a member of the Board of Governors of the Boys & Girls Clubs of America. Mr. Tessler received his undergraduate degree from Cornell University and L.L.B. from Cornell University Law School.

        Mr. Tessler's qualifications to serve on our Board include: extensive business and executive management experience; financial and legal expertise; experience in corporate oversight as a member of several boards of directors and committees; and involvement in various public policy issues.

WILLIAM W. PRIEST	Director since 2004	Age: 69

        Chief Executive Officer.    Mr. Priest was appointed to our Board of Directors in June 2004 and became Chief Executive Officer of our Company on June 18, 2004. He currently also serves as Co-Chief Investment Officer and Portfolio Manager of our Company. From 2001 to 2004, Mr. Priest was Co-Managing Partner and Portfolio Manager at Steinberg Priest & Sloane Capital Management, LLC. Prior to joining Steinberg Priest, he was a Member of the Global Executive Committee of Credit Suisse Asset Management, Chairman and CEO of Credit Suisse Asset Management-Americas and CEO and Portfolio Manager of its predecessor firm BEA Associates, which he joined in 1972. Mr. Priest is presently a director of Globe Wireless and InfraReDx, and a Member of the Council on Foreign Relations. He is the author of several published articles and papers on investing and finance, including the most recently published book in 2007, Free Cash Flow and Shareholder Yield: New Priorities for the Global Investor. Mr. Priest is a CFA Charterholder, CPA, and a graduate of Duke University and the University of Pennsylvania Wharton Graduate School of Business.

        Mr. Priest's qualifications to serve on our Board include: knowledge and leadership of our Company and extensive experience in the investment management industry; extensive experience related to portfolio management, investment performance, and evaluation of investment products; extensive knowledge of economics and finance; accounting and security analyst credentials; experience related to corporate governance; and general executive management experience.

ENRIQUE R. ARZAC	Director since 2006	Age: 69

        Dr. Arzac was appointed to our Board on August 7, 2006. Dr. Arzac, a Senior Professor of Finance and Economics at the Columbia University Graduate School of Business and the Co-Director of the Mergers and Acquisitions program for executives, jointly offered by Columbia and the London Business School, is presently a director of The Adams Express Company (since 1983), Petroleum & Resources Corporation (since 1986), Credit Suisse closed-end funds (since 1990, non-executive chairman since 2005), Credit Suisse U.S. Institutional funds (since 2005), Aberdeen closed-end funds (since 2009), Mirae Asset Discovery Funds (since 2010), and Starcomms Plc (since June 2008). He is the author of the book, Valuation for Mergers, Buyouts and Restructuring, and has published many articles in finance and economic journals. Dr. Arzac has served as a financial consultant to the United Nations Conference on Trade Development, the State of New Jersey and several U.S. and foreign corporations and financial institutions. Prior to joining Columbia in 1971, Dr. Arzac taught at the University of Buenos Aires. He holds a CPN from the University of Buenos Aires and an M.B.A., M.A., and Ph.D. from Columbia University.

        Mr. Arzac's qualifications to serve on our Board include: expertise in the fields of economics and finance; extensive research and practical experience in financial markets, corporate valuation and transaction structures; extensive international and academic experience; and extensive mutual fund and investment advisor oversight background. Our Board has determined that Mr. Arzac qualifies as an "audit committee financial expert" under the SEC's rules and regulations.

JEFFREY L. BERENSON	Director since 2004	Age: 60

        Mr. Berenson was appointed to our Board on June 2, 2004. Mr. Berenson is the Chief Executive Officer of Berenson & Company, Inc., a privately owned, independent investment banking firm headquartered in New York City that he co-founded in 1990. From 1978 until founding Berenson & Company, Mr. Berenson was employed by Merrill Lynch & Company, and served at various times as head of Merrill Lynch's Mergers and Acquisitions Group and co-head of its Merchant Banking unit. Mr. Berenson is presently a director of Noble Energy, Inc. Mr. Berenson graduated with a B.A. from Princeton University.

        Mr. Berenson's qualifications to serve on our Board include: a strong financial and executive management background; experience with various investment products; extensive experience in investment banking, private equity, and capital management; and experience in corporate oversight as a member of other boards of directors and committees.

JOHN L. CECIL	Director since 2009	Age: 56

        Mr. Cecil was appointed to our Board on December 3, 2009. Mr. Cecil is a private investor, and since 2005 has served as an advisor to a number of financial services institutions, including Lehman Brothers, the New York Stock Exchange, and Neuberger Berman. Previously, Mr. Cecil served as Chairman of CP Kelco, a privately-held specialty chemicals company beginning in 2001. Prior to CP Kelco, Mr. Cecil was the Chief Financial and Administrative Officer of Lehman Brothers Holdings Inc. from 1994 until 2000. He was also a member of the Lehman Brothers' Operating and Executive Committees. Prior to Lehman Brothers, Mr. Cecil was a Director in the New York City office of McKinsey & Company, Inc. Mr. Cecil joined McKinsey in 1980, was elected partner in 1986, and was a Director from 1991 through 1993. Mr. Cecil graduated with honors from Princeton University in 1976 with an A.B. in public and international affairs from the Woodrow Wilson School. He graduated from Harvard Law School with a J.D. Magna Cum Laude in 1980 and, the same year, received his M.B.A. from Harvard Business School, graduating as a Baker Scholar. Mr. Cecil is a Senior Vice Chairman of the Board of Directors of Graham-Windham Agency and is also on the Board of Directors of The Graham School (a New York Special Act Public School). He is a member of the Advisory Council of the Bendheim Center for Finance at Princeton University. Finally, Mr. Cecil serves on the Wildlife Conservation Society's Global Conservation Council.

        Mr. Cecil's qualifications to serve on our Board include: extensive experience with investment management and financial services institutions; academic background in finance and law; experience in corporate oversight as a member of several boards of directors and committees; and general executive management experience. Our Board has determined that Mr. Cecil qualifies as an "audit committee financial expert" under the SEC's rules and regulations.

PETER A. FLAHERTY	Director since 2004	Age: 66

        Mr. Flaherty was appointed to our Board on July 20, 2004. Mr. Flaherty has been Managing Director of Arcon Partners, LLC, a private investment firm since 2005, and is currently a Director Emeritus of McKinsey & Company, Inc., which he joined in 1975. At McKinsey, Mr. Flaherty worked predominantly with financial services institutions, as well as media and information companies. Mr. Flaherty is active in private investments and for many years served on, and led, McKinsey's Investment Advisory Committee, which is responsible for pension and discretionary partner investments, with a particular focus on alternative investments. He serves on the Boards of The Rockefeller University, The Foreign Policy Association, The Kenyon Review, and TechnoServe. He serves as Chairman of the Advisory Council of the Johns Hopkins School of Advanced International Studies and is a member of the Council on Foreign Relations. Mr. Flaherty is a graduate of Stanford

University, the Johns Hopkins School of Advanced International Studies and the Harvard Business School.

        Mr. Flaherty's qualifications to serve on our Board include: extensive experiences with investment products and financial services institutions; academic background in finance and international studies; experience in corporate oversight as a member of several boards of directors and committees; general executive management experience; and involvement in various public policy issues. Our Board has determined that Mr. Flaherty qualifies as an "audit committee financial expert" under the SEC's rules and regulations.

TIMOTHY T. TAUSSIG	Director since 2009	Age: 53

        President and Chief Operating Officer.    Mr. Taussig was appointed to our Board on December 3, 2009. Mr. Taussig became President and Chief Operating Officer of our Company on June 2, 2004. From 2003 to 2004, Mr. Taussig was Chief Operating Officer of Trident Investment Management, LLC, ("Trident") a global hedge fund and a sub-advisor to a mutual fund for non-U.S. equity mandates. At Trident he was responsible for the firm's business, operations, and marketing requirements. Prior to his employment with Trident, Mr. Taussig was a Managing Director and Co-Head of Global Marketing for Credit Suisse Asset Management-Americas and its predecessor firm, BEA Associates, which he joined in 1985. His responsibilities included marketing, client service and e-commerce strategies across all distribution channels. Mr. Taussig holds a B.A. from Dartmouth College.

        Mr. Taussig's qualifications to serve on our Board include: knowledge and management of our Company; extensive experience related to investment management, investment performance, and evaluation of investment products; experience related to domestic and international distribution channels, marketing and client relations; experience related to operations and technology; experience related to corporate governance; and general executive management experience.

        Our Nominating/Corporate Governance Committee has evaluated each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.

        The individuals set forth above will be placed in nomination for election to our Board. The Board recommends a vote "FOR" the election of each of the above nominees.

CORPORATE GOVERNANCE

Board of Directors

        The primary functions of our Board of Directors are to:

  •
  provide oversight, counseling and direction to our management in the interest and for the benefit of our stockholders;

  •
  monitor senior management's performance;

  •
  actively oversee risks that could affect our Company; and

  •
  oversee and promote the exercise of responsible corporate governance.

Board Member Independence

        Our Board has determined that, other than Messrs. Priest and Taussig, each of the nominees for director is "independent" under the applicable NASDAQ and SEC rules.

Board Leadership Structure

        Since Epoch's inception, the roles of Chairman of the Board and Chief Executive Officer have been held separately. Mr. Tessler, the Chairman of Epoch's Board of Directors, is an independent director. Mr. Priest serves as the Company's Chief Executive Officer. While the participation of the Chief Executive Officer on our Board helps foster, among other things, an appropriate level of continuity and fluid communication between the Board and management, we have chosen an independent director as Chairman in order to ensure that the Board maintains an independent thought process that ultimately benefits stockholders.

        The Chairman of the Board, among other things, establishes the agenda for, and presides at, meetings of the Board. The Chairman also serves as the primary liaison between the independent directors and the Chief Executive Officer, and makes himself available for consultation and director communication.

        During fiscal 2010, the independent directors held executive sessions at each of the Board meetings without the Chief Executive Officer or any other member of management present. Mr. Tessler presided at each of these sessions.

        Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the Chairman to facilitate our Board's independent oversight of management, promote communication between management and our Board, and support our Board's consideration of key governance matters. The Board believes that its programs for overseeing risk, as described under "Board Role in Risk Oversight" on the following pages, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Communications with our Board of Directors

        Our Board provides a process for stockholders and interested parties to send communications to the Board. Stockholders and interested parties may communicate with our Board, any committee chairperson or our non-employee directors as a group by writing to the Board or committee chairperson in care of Epoch Holding Corporation, Attention: Adam Borak, Corporate Secretary, 640 Fifth Avenue, 18th Floor, New York, New York 10019. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-employee directors.

Committees of the Board and Meetings

        The Board of Directors held six meetings during the fiscal year ended June 30, 2010. Each incumbent director attended at least 75 percent of the aggregate of the meetings of the Board and the standing committees of which the director was a member. All of the directors were present at the 2009 Annual Meeting of the Company's stockholders.

        Our Board has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The Board has determined that all members of the Audit, Compensation and Nominating/Corporate Governance Committees are "independent directors" under the applicable NASDAQ and SEC rules.

        The Audit Committee, which presently consists of Messrs. Cecil, Arzac and Flaherty, held four meetings during fiscal 2010. In the event a member was unable to participate in any given meeting, the Chairman of the Audit Committee briefed, in full, such absentee member as to the discussion at such meeting. The Audit Committee reviews and satisfies itself as to the adequacy of the structure of our financial organization and as to the proper implementation of our financial reporting and accounting policies. Mr. Cecil serves as Chairman of the Audit Committee, and our Board has determined that Messrs. Cecil, Arzac and Flaherty each qualify as an "audit committee financial expert" under the applicable Securities and Exchange Commission ("SEC") rules and regulations. Each of our Audit Committee members is financially sophisticated, has accounting or related financial management expertise, and is able to read and understand our financial statements.

        The Compensation Committee, which presently consists of Messrs. Berenson, Flaherty and Tessler, held three meetings during fiscal year 2010. The Compensation Committee makes recommendations to the Board as to salaries, cash incentives, and other forms of compensation for our Chief Executive Officer and other executive officers. Mr. Berenson serves as Chairman of the Compensation Committee.

        Our Nominating/Corporate Governance Committee, which presently consists of Messrs. Flaherty, Berenson and Tessler, is responsible for identifying and evaluating nominees for director and for recommending the nominees for election at our Annual Meeting of Stockholders. The Nominating/Corporate Governance Committee held two meetings during the fiscal year 2010. Mr. Flaherty serves as Chairman of the Nominating/Corporate Governance Committee.

        In evaluating the suitability of individuals for Board membership, our Nominating/Corporate Governance Committee takes into account many factors, including whether the individual meets requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a publicly-traded company; the individual's understanding of our businesses and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. Our Nominating/Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating/Corporate Governance Committee considers a director's past attendance at meetings and participation in, and contributions to, the activities of the Board. Our Nominating/Corporate Governance Committee has not established any specific minimum qualification standards for nominees to our Board, although from time to time our Board may identify certain skills or attributes (e.g., financial experience and investment advisory and sub-advisory management experience) as being particularly desirable to help meet specific Company needs that have arisen. Our Nominating/Corporate Governance Committee does not distinguish between nominees recommended by stockholders and other nominees.

        Nominees must be approved for nomination in accordance with the criteria and procedures set forth by the Nominating/Corporate Governance Committee.

        In identifying potential candidates for Board membership, the Nominating/Corporate Governance Committee relies on suggestions and recommendations from Board members, management and others. The Nominating/Corporate Governance Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Currently, no such firms have been retained.

        Our Nominating/Corporate Governance Committee will consider timely written suggestions from our Stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2011 Annual Meeting of Stockholders should follow the proposal process requirements as set forth in the "Submission of Stockholder Proposals" section of this Proxy. The manner in which director nominee candidates suggested in accordance with this policy are evaluated will not differ from the manner in which candidates recommended by other sources are evaluated.

Board Role in Risk Oversight

        Management is responsible for the day-to-day assessment and management of risk and the development and implementation of related mitigation procedures and processes. In exercising this responsibility, management regularly conducts risk assessments of our business and operations, including portfolio risk management.

        Our Board is responsible for overseeing the effectiveness of management's overall risk management programs and processes and focuses on our overall risk management strategies. In addition, our Board has delegated to its committees specific risk oversight responsibilities as summarized below. The chairs of the committees report regularly to the Board on the areas of risk they are responsible for overseeing. Further, each of our directors has full and free access to members of the Company's management and may consult with the Company's management committees at any time. The Board and its committees oversee risks associated with their respective principal areas of focus, summarized as follows:

  •
  The Board as a whole has primary responsibility for overseeing strategic, financial and execution risks associated with the Company's operations and operating environment, including: (i) significant changes in economic and market conditions worldwide that may pose significant risk to our overall business; (ii) major legal, regulatory and compliance matters that may present material risk to the Company's operations, plans, prospects or competitive position; (iii) strategic and competitive developments; and (iv) senior management succession planning. The Board reviews information concerning these and other relevant matters that is provided by management, as well as each of the committees of the Board.

  •
  The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures, internal control over financial reporting, and significant tax, legal and regulatory compliance matters.

  •
  The Nominating/Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest.

  •
  The Compensation Committee has primary responsibility for risks and exposures associated with the Company's compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives and alignment of interests between our executives and our stockholders.

Corporate Governance

        We monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review laws affecting corporate governance, as well as rules adopted by the U.S. Securities and Exchange Commission and NASDAQ. Additional corporate governance information, including copies of our Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter, can be found through the "Investor Relations" section of our website at www.eipny.com.

Code of Ethics and Business Conduct

        The Board has adopted a Code of Ethics and Business Conduct ("Code of Ethics") that applies to all of our employees, officers and directors. Our Code of Ethics constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and the "code of conduct" under the NASDAQ Marketplace Rules. A copy of the Code of Ethics is available through the "Investor Relations" section of the Company's website, www.eipny.com. We intend to post amendments to, or waivers from, the Code of Ethics at this location on our website. In addition, we will provide a copy of our Code of Ethics and Business Conduct, free of charge, to any stockholder who calls or submits a request in writing to:

      Epoch Holding Corporation
      640 Fifth Avenue, 18th Floor
      New York, New York 10019
      Attention: Adam Borak, Corporate Secretary
      (212) 303-7200

        Our employees and directors are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code of Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Compensation

        The Board believes that a substantial portion of director compensation should be in the form of equity to help align directors' interests with the interests of stockholders. The Compensation Committee annually reviews and recommends to our Board of Directors the compensation of our non-employee directors. For fiscal year 2010, directors who were not salaried employees of our Company received annual fees equal to $60,000, with a minimum of $40,000 payable in Common Stock, at the discretion of the director, based on the volume weighted average price of our Common Stock for the five business days ended June 30, 2009. Awards are granted at the beginning of the fiscal year, and vest one year from the date of grant. Directors who receive compensation as officers or employees of the Company receive no additional compensation for their services on the Board. All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board and its committees.

Director Compensation Table

        The following table provides information about the compensation earned by our non-employee directors in fiscal year 2010.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)		Total ($)
Enrique R. Arzac	—		75,473		75,473
Jeffrey L. Berenson	20,000	(1)	50,321		70,321
John L. Cecil	—		35,146	(3)	35,146
Peter A. Flaherty	—		75,473		75,473
Eugene M. Freedman	—		75,473	(4)	75,473
Allan R. Tessler	—		75,473		75,473

(1)
For fiscal year 2010, Mr. Berenson elected to receive a portion of the director compensation as cash.

(2)
Represents the fair value of restricted stock awards granted during fiscal year 2010 as measured by the Company's stock price on the date of grant, calculated in accordance with accounting guidance. The grant date fair value was calculated by multiplying the number of shares granted by the closing price of the Company's common shares on the date of grant.

(3)
Mr. Cecil joined the Board in December 2009, and accordingly his compensation reflects amounts received during fiscal year 2010 from the commencement of his term.

(4)
Mr. Freedman retired as a director in December 2009. Pursuant to the terms of the Company's 2004 Omnibus Long-Term Incentive Compensation Plan, and in view of Mr. Freedman's tenure as a director with the Company, the Board waived the forfeiture conditions of Mr. Freedman's restricted stock award.

        In support of certain of the Company's cost-savings initiatives implemented in fiscal 2010 and in view of economic conditions at the time of the award, Board members had approved a reduction of their compensation in fiscal 2010. For fiscal year 2011, directors who are not salaried employees of our Company will receive annual fees equal to $80,000, with a minimum of $60,000 payable in Common Stock, at the discretion of the director, based on the volume weighted average price of our Common Stock for the five business days ended June 30, 2010.

        As of June 30, 2010, our non-employee directors held the following unvested restricted shares and unexercised stock options:

Name	Unvested Restricted Shares (#)(1)(2)	Stock Options Outstanding and Exercisable (#)
Enrique R. Arzac	8,528	—
Jeffrey L. Berenson	5,686	—
John L. Cecil	3,661	—
Peter A. Flaherty	8,528	—
Allan R. Tessler	8,528	—

(1)
The awards of July 1, 2009 vested on July 1, 2010, one year from the date of grant. Mr. Cecil's award was granted on December 3, 2009, the day he joined the Board. Mr. Cecil's award was prorated for the time he served as a director during fiscal year 2010. All awards are subject to continued service as a director through the vesting date.

(2)
Mr. Berenson elected $20,000 cash and $40,000 in stock. All of the other non-employee directors elected stock.

 EXECUTIVE OFFICERS OF THE COMPANY

        Biographies of the current executive officers of the Company are set forth below, excluding Messrs. Priest's and Taussig's biographies, which are included in the "Election of Directors" section of this Proxy Statement. Each executive officer serves at the discretion of the Board of Directors. There are no family relationships among the directors, executive officers and other key employees of Epoch.

ADAM BORAK	Age: 43

        Chief Financial Officer.    Mr. Borak joined our Company on August 8, 2005 as Chief Financial Officer. Mr. Borak was previously a Director of Finance at Credit Suisse Asset Management-Americas, and its predecessor firm BEA Associates. During his seven year tenure, he was responsible for the corporate finance function of the firm's New York office. Prior to that, Mr. Borak was the Chief Financial Officer of Lehman Brothers Canada, Inc. and also worked for Lehman Brothers in New York. Mr. Borak is a CPA, and began his career with PriceWaterhouse. Mr. Borak received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

J. PHILIP CLARK	Age: 58

        Executive Vice President.    Mr. Clark joined our Company on June 2, 2004 as Executive Vice President responsible for Client Relations. For the prior 17 years, Mr. Clark was with Sanford Bernstein and Company and its successor firm, Alliance Capital. His responsibilities included being National Managing Director of Bernstein's private client business where he frequently spoke at the firm's Client and Professional Conferences. Previously, he was Managing Director of Bernstein's Institutional Asset Management business. He initiated and managed Bernstein's successful sub-advisory business and was responsible for many of the marketing innovations in practice at that firm today. Mr. Clark holds a B.S. in Administrative Sciences from Yale University.

DAVID N. PEARL	Age: 51

        Executive Vice President.    Mr. Pearl was named as an Executive Vice President of the Company in February 2006. Mr. Pearl has been a Managing Director and Head of US Equities since June 2004, and Co-Chief Investment Officer since February 2009. From 2001 until June 2004, Mr. Pearl was a Managing Director and Portfolio Manager at Steinberg Priest & Sloane Capital Management, LLC where he was responsible for both institutional and private client assets. Prior to that, he held a similar portfolio management position at ING Furman Selz Asset Management and earlier was a Senior Portfolio Manager at Citibank Global Asset Management. Prior to Citibank, Mr. Pearl was an officer and Senior Analyst at BEA Associates, predecessor to Credit Suisse Asset Management-Americas. Mr. Pearl received an MBA from Stanford University Graduate School of Business and a B.S. in Mechanical Engineering from the University of Pennsylvania.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Committee (the "Committee") consists entirely of "independent directors" as defined under applicable NASDAQ and SEC rules, and "outside directors" as defined under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The Committee authorizes and determines all salaries for our officers, administers our incentive compensation plan in accordance with the powers and authority granted in such plan, determines any incentive awards to be made to our officers, administers our stock incentive plan and other equity ownership, compensation, retirement and benefit plans, approves the performance-based compensation of individuals pursuant to Section 162(m), and administers other matters relating to compensation or benefits.

        Additionally, the Compensation Committee engages an independent compensation consultant, Johnson Associates, Inc. ("Johnson Associates") to advise on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Johnson Associates also provides guidance on compensation for the next levels of senior management and equity compensation programs generally. To maintain the independence of their advice, Johnson Associates does not provide any other services to the Company.

        The Committee annually reviews and approves our executive compensation strategy and principles to ascertain whether they are aligned with our business strategy and objectives, stockholder interests, desired behaviors and corporate culture. The Committee establishes the total compensation paid to the executive officers with the goal of being fair, reasonable and competitive. Generally, the types of compensation and benefits provided to executive officers are similar in most respects to those provided to other key employees.

        Throughout this Proxy Statement, the individuals who served as our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Executive Vice Presidents during fiscal 2010 are referred to as the "named executive officers."

Compensation Philosophy and Objectives

        The Committee acknowledges that the investment management and financial services industry is highly competitive and that experienced professionals have potential career mobility. The Company competes for executive talent with a large number of investment management and financial services companies, some of which are privately owned and others that have significantly larger market capitalizations than the Company. We are a smaller company in a highly competitive industry and our ability to attract, retain and reward our named executive officers and other key employees is essential to maintaining the Company's competitive position. The Company's comparatively smaller size within its industry provides unique challenges, and therefore, is a substantial factor in the design of the executive compensation program. The Committee's goal is to maintain a compensation program that is competitive within the Company's industry. Each year, the Committee reviews the executive compensation program with respect to the external competitiveness of the program, the linkage between executive compensation and the creation of stockholder value, and determines what changes, if any, are appropriate.

        In determining the form and amount of compensation payable to the Company's named executive officers, the Committee is guided by the following objectives and principles:

  •
  Compensation levels should be sufficiently competitive to attract and retain key executives.  The Company aims to ensure its executive compensation program attracts, motivates and retains high performance talent and rewards them for the Company's achieving and maintaining a competitive position in its industry. Total compensation should increase with position and responsibility.

  •
  Compensation should relate directly to performance and incentive compensation should constitute a substantial portion of total compensation.  The Company aims to foster a pay-for-performance culture, with a majority of total compensation being "at risk." Accordingly, a substantial portion of total compensation should be tied to, and vary with, the Company's financial, operational and strategic performance, as well as individual performance. Executives with greater roles and the ability to directly impact the Company's strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

  •
  Long-term incentive compensation should align executives' interests with the Company's stockholders.  Awards of equity-based compensation encourage executives to focus on the Company's long-term growth and prospects, and increase stockholder value over the long-term. Additionally, the equity-based awards incentivize executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career objectives.

  •
  Benefits should comprise an element of executive compensation.  The Company provides several benefits. The Committee believes that the Company's benefits are competitive with its peers and provide additional incentive for strong performance.

        The Company's executive compensation program is designed to reward the achievement of initiatives regarding growth and productivity, including:

  •
  To set, implement and communicate strategies, goals and objectives that encourage growth in assets under management and earnings at rates that are competitive with or greater than our peers, create stockholder value, and focus employees on meaningful actions that position the Company for growth.

  •
  To recruit, motivate and exhibit leadership that aligns employees' interests with that of our stockholders.

  •
  To develop and maintain a strong understanding of the competitive environment and position the Company as a competitive force within its industry.

  •
  To develop strategic opportunities which benefit the Company and our stockholders.

  •
  To sustain an investment culture focused on performance and high quality products that benefit clients.

  •
  To implement a culture of compliance and unwavering commitment to operate the Company's business with the highest standards of professional conduct and compliance.

Compensation Process

        Based on the foregoing objectives, the Committee has structured our annual cash and long-term equity-based incentive compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving such goals. In establishing total annual compensation for the named executive officers, the Committee reviews and considers the following:

  •
  Management's Role in the Compensation-Setting Process.  The Company's Chief Executive Officer, William W. Priest, provides evaluations of all senior executive officers, and provides recommendations to the Committee regarding base salary levels and the form and amount of the annual cash incentive and long-term equity-based incentive awards paid to all senior executive officers who report directly to Mr. Priest. Additionally, Mr. Priest and other officers of the Company attend Committee meetings and, upon the Committee's request, provide compensation and other information to the Committee, as well as historical breakdowns of primary compensation components for each executive officer.

  •
  Compensation Consultant.  The Committee Charter provides the Committee sole authority to retain and terminate any compensation consulting firm or other adviser, independent from management and the Company, it deems appropriate. For fiscal 2008, 2009 and 2010, the Committee engaged Johnson Associates, Inc. to review and assess total compensation and individual pay components and evaluate long-term incentive objectives for the named executive officers, and to provide various compensation analyses requested by the Committee. Specifically, the Committee directed Johnson Associates to provide (1) comparative compensation data with respect to the Company's peer group, including both public and private asset management companies and (2) recommendations regarding the Company's overall compensation program and executive officers' pay levels.

  •
  Benchmarking Against Our Peer Group.  With the assistance of Johnson Associates, the Committee benchmarked the Company's executive compensation program in fiscal 2010 against a group of companies in the asset management and financial services industry. The Company competes for market share, institutional clients, mutual fund shareholders, executive talent and employees within the investment advisory industry. The peer group includes several of the companies in the Investment Advisor Standard Industry Classification Code 6282, as well as several companies in the Dow Jones U.S. Asset Managers Total Stock Market Index, a composite of publicly traded asset management companies, that are both used for comparison purposes in the Company's stock performance graph included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The companies comprising the compensation peer group are Boston Private Financial Holdings Inc.; Calamos Asset Management, Inc.; Cohen & Steers, Inc.; Cowen and Company, LLC; Diamond Hill Investment Group, Inc.; GAMCO Investors, Inc.; Merriman Curhan Ford Group, Inc.; Private Bancorp Inc.; Resource America, Inc.; Sanders Morris Harris Group Inc.; Stifel Financial Corporation; U.S. Global Investors, Inc.; Waddell & Reed, Inc.; Thomas Weisel Partners Group, LLC; Westwood Holdings Group, Inc.; and Wilmington Trust Corporation.

        Additionally, Johnson Associates also provides broad market perspectives for the Committee based on factors such as (1) publicly traded competitor information, (2) Johnson Associates' proprietary data sources, (3) market competitive trends, and (4) the Company's particular circumstances.

        The Committee does not necessarily believe that it is appropriate to establish compensation levels based exclusively or primarily on benchmarking to the Company's publicly traded peers. Although many of those companies may compete with the Company in certain lines of business, they are not fully comparable in terms of size, scope or operations. The Committee looks to external market data as one of several reference points in reviewing and establishing individual pay components and total compensation and ensuring that the Company's executive compensation is competitive in the marketplace.

        In addition to reviewing our market positioning against our public competitors, the Committee also reviews competitive compensation information obtained from McLagan Partners' U.S. Investment Management Survey, a widely used source for compensation information within public and private investment firms. This survey provides detailed analysis of compensation for a greater range of investment management employees than are available for public companies and is specifically focused on the asset management industry. The McLagan survey includes approximately 125 investment management and advisory firms of various sizes and scope, several of which are included in the peer group above. The Company does not specifically set any compensation elements or pay levels versus the McLagan survey results; rather it uses the comparative survey data as part of its decision-making process relating to the base salary, annual cash incentive levels and long-term equity-based incentives for our executive team and our employees.

  •
  Compensation Analysis Tools.  In addition to the competitive compensation information provided by Johnson Associates, the McLagan surveys, and the historical breakdown of the total compensation components for each executive officer provided by management, the Committee also reviewed various Company compensation metrics such as total compensation as a percentage of revenue, cash compensation as a percentage of revenue, and equity share awards as a percentage of shares outstanding. The Committee intends to continue using and developing these materials and data points in the future as compensation practices are reviewed and evolve.

  •
  Determining Compensation Levels.  The Committee annually determines total compensation level, as well as the individual pay components of the named executive officers. In making such determinations, the Committee reviews and considers (1) the Company's current and historical operating performance, (2) compensation information for comparable public and private asset managers, (3) recommendations of the Company's Chief Executive Officer, based on individual responsibilities and performance, (4) historical compensation levels for each named executive officer, (5) current industry and market conditions, (6) the Company's future objectives and challenges, and (7) overall effectiveness of the executive compensation program.

        There is no pre-established policy or target against peer companies for total compensation, or for the allocation between cash and long-term equity-based incentive compensation. Rather, the Committee considers information provided by the compensation consultant, compensation surveys and peer group analysis, as well as its own judgment, to determine the appropriate level and mix of each component of the compensation program in any given year. In general, as executives progress to higher levels of our company, their ability to directly impact our performance and shareholder value increases, and our need to retain these executives' increases. As a result, they receive a larger allocation of their total compensation in the form of long-term equity-based incentive compensation compared to the average for all employees.

        The Committee does not rely solely on predetermined formulas, weighted factors or a limited set of criteria in making compensation decisions. In determining incentive awards payable to named executive officers, the Committee considers, among other things, the Company's financial, strategic and operating results, performance of the Company's products, execution of the Company's business plan, the Company's total shareholder return, leadership and personal performance, analysis of the executive's historical and current compensation, and competitiveness of the executive's total compensation. Based upon information received from Johnson Associates, recommendations of the Chief Executive Officer, and its own judgment, the Committee approved the base salary, performance-based cash incentive award and performance-based restricted stock incentive award of each named executive officer in fiscal 2010. The Committee believes these approved forms and levels of compensation are reasonable, appropriate, and in line with the Company's compensation philosophy and principles.

        The Committee intends to continue its strategy of compensating the Company's named executive officers through programs that emphasize performance-based incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

        The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilizes in setting executive compensation currently. In the future, as the

Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

Risks Related to Compensation Policies and Practices

        As part of its oversight of the Company's executive and non-executive compensation programs, the Compensation Committee, in conjunction with Company management and the compensation consultant, considers how current compensation policies and practices, including the incentives created by compensation awards, affect the Company's risk profile. The Compensation Committee evaluates the Company's compensation policies to determine whether they are designed to (i) retain key personnel, and (ii) encourage an appropriate level of risk-taking and not create incentives that are reasonably likely to pose material risks to the Company.

        The Company reviews industry comparative compensation data, permitting it to set compensation levels that it believes contribute to low rates of employee attrition. Additionally, equity-based awards are subject to vesting over a three year period. We believe both the levels of compensation and the structure of the deferral plan are appropriately designed to retain key personnel.

        By design, our compensation program for executive officers and our employees is designed to minimize excessive risk taking. Our base salary component of compensation is structured to lessen risk taking because it is a fixed amount that is positioned to be fully market competitive. The current incentive awards have the following risk limiting characteristics:

  •
  Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

  •
  For executive officers and senior level employees, a significant portion of the award value is delivered in the form of stock or options that vest over multiple years, which aligns the interests of employees with the interests of long-term shareholders;

  •
  Awards to each executive officer are limited by the terms of the 2004 Omnibus Long-Term Incentive Compensation Plan (the "Omnibus Plan") to a fixed maximum specified in the Plan or a fixed percentage of an incentive pool;

  •
  Members of the Compensation Committee approve the final awards in their discretion, after the review of executive and corporate performance.

        Additionally, our employee compensation program is designed whereby annual incentive compensation for a given year is based on a combination of individual performance and the Company's annual performance. As such, our employee compensation program emphasizes employee collaboration and the success of our Company as a whole.

        We believe the above attributes of our compensation policies and practices align compensation with the interests of our long-term stockholders, encourage and reward prudent business judgment and appropriate risk-taking over the long-term, foster key personnel retention, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Forms of Compensation

        Total compensation for the named executive officers consists of one or more of the following components:

  •
  Base salary,

  •
  Cash incentive awards;

  •
  Long-term equity-based incentive awards;

  •
  Employee and post-retirement benefits; and

  •
  Perquisites.

Base Salary

        Base salaries are reviewed annually by the Committee. Generally, base salaries are governed by (1) tenure of service and experience of the executive officer, (2) scope and complexity of the position, including current job responsibilities, (3) relative salaries of the Company's peers, and (4) recommendations of the Chief Executive Officer, including an evaluation of each officer's individual performance and contribution to the Company's financial, operational and strategic goals and objectives. Consistent with compensation practices generally applied in the investment management and financial services industry, base salaries generally form a lower percentage of total compensation, with a majority of total compensation coming from variable incentive compensation that is tied to Company performance. The Committee may elect not to increase an executive officer's annual salary, and has so elected in prior years, in an effort to limit base salary increases and to enforce the philosophy that a majority component of total compensation for executive officers should come from incentive compensation. The Committee may also increase base salary where an executive officer was assigned additional responsibilities, was promoted, or as the Committee believes is warranted.

Cash Incentive Awards

        Epoch provides its executives with the opportunity to earn variable cash compensation based on a combination of individual and corporate performance, and the actual awards may vary significantly among recipients. Such cash awards may be in the form of performance-based annual incentive awards and other incentive awards linked to qualitative measures. The Committee believes that cash incentive awards promote high performance and achievement of corporate goals and objectives by key employees, encourage the growth of stockholder value and allow key employees to participate in our long-term growth and profitability.

        The Committee grants performance-based annual incentive awards of cash to our executives, in such amounts and subject to such terms, conditions and metrics as the Committee may determine. The Committee believes that the payment of cash performance-based annual incentive awards provides effective short-term incentives for the named executive officers and other employees, rewards individual and company-wide performance, and recognizes the executives' and employees' contributions to serving our clients and creating value for our stockholders.

Long-Term Equity-Based Incentive Awards

        Long-term equity-based incentive awards are designed to align the interests of our named executive officers, as well as all of our employees, with the interests of our clients and stockholders. Long-term equity-based incentive awards are issued pursuant to the Company's Omnibus Plan, as amended, approved by stockholders at the December 2008 Annual Meeting. Such awards are intended to encourage our named executive officers and other employees to focus on our long-term performance. While the Omnibus Plan provides the flexibility to issue several types of long-term equity-based incentive awards, the Committee expects that its equity-based awards will likely be limited to performance-based restricted stock and option awards. Long-term equity-based incentive awards are a key component of our overall compensation program and we believe it has enabled us to attract, retain and motivate talented professionals. The Committee also believes that performance-based restricted stock and option awards are the most effective equity-based awards to accomplish these objectives, as they best convey the concept of ownership to grantees, and in the case of restricted stock allows them to vote the shares and receive dividends.

        The Committee has utilized performance-based restricted stock awards over the last six years, including fiscal 2010, as a meaningful component of total compensation paid to the named executive officers. Such awards can be shares of common stock and/or performance units which are expressed in terms of common stock. Historically, the Committee has awarded restricted common stock. Such shares contain vesting and other provisions. Equity-based compensation has been a significant component of compensation for our named executives, as the Committee believes that a larger allocation to long-term equity-based incentive awards provides better alignment of incentives between employees, stockholders and clients. As these awards allow the executives and employees to participate in growth in stockholder value, the Committee believes they are a valuable tool to incent executives and employees to seek opportunities which benefit the Company and enhance the value of the Company's common stock. Because of the risk of forfeiture if the recipient's employment ends before the restrictions have terminated, restricted stock grants also serve as a valuable retention tool.

        The vesting and number of restricted shares of our stock may be conditioned upon the lapse of time or the satisfaction of other factors determined by the Committee. The recipient of restricted shares will generally have the rights and privileges of a stockholder with respect to the right to receive dividends and the right to vote the shares. None of the restricted shares may be sold, transferred or pledged during the restricted period, and all restricted shares shall be forfeited, and all rights to the shares will terminate, if the recipient ceases to be an employee before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by the Committee with respect to the shares. The restrictions on transferability, and risks of forfeiture, generally lapse as follows: 12.5% immediately at grant, and 12.5%, 25%, and 50% upon the first, second, and third anniversaries, respectively.

        In fiscal 2009, the Committee utilized performance-based stock option awards, along with performance-based restricted stock awards, as a component of total compensation paid to the named executive officers. Stock options are rights to purchase a specified number of shares of the Company's common stock at a pre-determined price. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of common stock on the date that the option is exercised. Because the exercise price of an option (the price at which the shares may be purchased) is fixed, an option becomes more valuable as the price of our common stock increases. Alternatively, an option recipient will not receive any value from a stock option if the price of our common stock decreases below the exercise price of the option. Therefore, stock option grants are intended to focus management's attention on long-term stock price appreciation. Stock options are also a valuable retention tool because our option grants vest and are exercisable over a period of time and unvested options are forfeited if the recipient's employment terminates. The options granted to our named executive officers in fiscal 2009 vest in 33.3% increments in each of the three years after the grant date, and expire in seven years. These options have an exercise price equal to the five day volume-weighted average price of the common stock at the time of grant, but a contingent conversion ("hurdle") price 50% above the exercise price whereby, upon vesting, the options are exercisable only if the volume weighted average price of the Company's common stock equals or exceeds the hurdle price for a period of at least 20 trading days. No right to vote or receive dividends or any other rights as a stockholder exist with respect to the Company's stock options, until the stock options are exercised and common stock is issued.

        The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award granted, provided that it does not materially and adversely affect the rights of the recipient. This includes accelerating the vesting of any restricted stock award or accelerating the vesting or the exercisability of any stock option.

Say-on-Pay

        Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. The Company's executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders.

        Congress, as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, has recently enacted legislation requiring a non-binding advisory Say-on-Pay vote on executive compensation beginning in January 2011. In accordance with this legislation, we expect to ask our stockholders to approve the frequency for our Say-on-Pay votes at our 2011 Annual Meeting of Stockholders.

        As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Tax and Accounting Implications

        Compliance with Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly held companies for certain compensation greater than $1 million paid for any fiscal year to the corporation's chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) as of the end of any fiscal year. However, the statute exempts qualifying "performance-based" compensation from the deduction limit if certain requirements are met.

        In designing our compensation programs, the Committee's policy is to structure programs to achieve deductibility under Section 162(m). The Committee will strive to preserve the deductibility of executive compensation under Section 162(m), but the Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that stockholder interests may sometimes be best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may approve components of compensation for certain officers that are not deductible should there be cases where it is determined to be in the best interest of the Company and stockholders to do so.

Employee and Post-Retirement Benefits

        We offer employee and post-retirement benefit coverage to all employees in order to provide employees with a reasonable level of financial support in the event of injury, illness or disability and to provide employees with the ability to accumulate retirement savings. All employees are eligible to participate in all benefit programs including medical, dental and vision insurance, short and long-term disability insurance, and life insurance. In addition, all employees are eligible to participate in the Epoch Holding Corporation 401(k) Plan (the "Savings Plan"). The cost of health insurance and the Savings Plan is partially borne by employees, including the named executive officers. We bear the cost of disability insurance and a set amount of term life insurance for all employees on a non-discriminatory basis.

Savings Plan and Profit Sharing Contributions

        Under the Savings Plan, employees may contribute up to 60% of their salary subject to the IRS annual maximum. Employees are vested immediately in their Savings Plan contribution. The Savings

Plan also authorizes the Company to make discretionary contributions to employees' Savings Plan accounts based on our profitability and performance. The profit sharing component of the Savings Plan is meant to be broad-based and all employees are eligible for discretionary profit sharing contributions. In 2010, we made a discretionary contribution of $3,000 to each eligible employee, including the named executive officers.

Pension Benefits

        None of our named executives participate in, or have account balances in, qualified or non-qualified defined benefit plans sponsored by Epoch.

Perquisites

        During the year, the Company paid certain life insurance premiums on behalf of Mr. Priest. We do not provide any other significant perquisites or personal benefits to our named executive officers.

Timing of Awards

        The named executive officers are compensated on a calendar year basis, in synchronization with the determination and payment of annual performance-based incentive awards for all other Company employees.

        Prior to the fiscal year ended June 30, 2009, Messrs. Priest, Clark, Pearl and Taussig were compensated on a fiscal year basis. In order to align the timing of measurement and payment of annual performance-based incentive awards for Messrs. Priest, Clark, Pearl and Taussig with that of all other Company employees, the Compensation Committee established a six month stub period of July 1, 2008 through December 31, 2008 for the establishment of performance goals for Messrs. Priest, Clark, Pearl and Taussig. Subsequent to that six month stub period, the grants and payments for Messrs. Priest, Clark, Pearl and Taussig are now aligned with all other Company employees.

Fiscal 2010 Executive Compensation

        On March 26, 2009, the Committee approved the performance goals for the year ending December 31, 2009, pursuant to which performance-based incentive awards were to be awarded to Messrs. Priest, Clark, Pearl and Taussig under the Omnibus Plan. The awards were designed to ensure that annual incentive awards meet the performance-based compensation rules under Section 162(m). The Committee established the maximum aggregate annual incentive award that could be awarded by formula to Messrs. Priest, Clark, Pearl and Taussig, as well as the maximum amount payable to each of those individuals, based on the Committee's assessment of the Company's profitability at the end of the period and a variety of other factors as set forth in the preceding "Compensation Process" section. The actual amount payable as annual incentive for each of Messrs. Priest, Clark, Pearl and Taussig was determined by the Committee, which could reduce, but not increase, the maximum awards determined by the performance formula.

        The maximum aggregate annual incentive award that could be awarded to Messrs. Priest, Clark, Pearl and Taussig for the calendar year ended December 31, 2009 performance period was 1.25x earnings before income tax, depreciation and amortization (amortization includes the amortization of stock-based compensation) ("EBITDA"), and provided EBITDA was at least $3.0 million. EBITDA for the calendar year ended December 31, 2009 was approximately $15.9 million, and therefore the maximum aggregate annual incentive award was approximately $19.9 million. For each of Messrs. Priest, Clark, Pearl and Taussig, the maximum individual amount payable was 0.3125x EBITDA, or 25% of the maximum aggregate annual incentive award. The maximum individual amount payable for the calendar year ended December 31, 2009 was therefore approximately $5.0 million.

        The Committee chose EBITDA as the basis for the performance formula because it believes that EBITDA is a meaningful indicator of our performance and profitability. The Committee chose these multiples based on its review of market and peer group compensation data as well as its subjective assessment of the proper allocation to performance-based incentive awards within the total compensation of these executives.

        The Committee reduced the maximum and individual awards determined under the Omnibus Plan to ensure that the actual payouts reflected the performance of the Company and the respective executive, and were reasonable relative to peer compensation. As noted earlier, the Committee does not rely solely on predetermined formulas, weighted factors or a limited set of criteria in making compensation decisions. In determining incentive awards payable to named executive officers, the Committee considers, among other things, the Company's financial, strategic and operating results, performance of the Company's products, execution of the Company's business plan, the Company's total shareholder return, leadership and personal performance, analysis of the executive's historical and current compensation, and competitiveness of the executive's total compensation.

Fiscal 2010 Executive Compensation Components

        For the fiscal year ended June 30, 2010, the principal components of compensation for named executive officers were:

  •
  Base salary,

  •
  Cash incentive awards;

  •
  Long-term equity-based incentive awards;

  •
  Employee and post-retirement benefits; and

  •
  Perquisites.

Base Salary

        Each named executive officer receives a base salary that provides a minimum, fixed level of cash compensation and is set at the beginning of the calendar year. Pursuant to the terms of his employment agreement, Mr. Priest, our CEO, receives a minimum base salary of $350,000.

        In January 2010, the Committee approved an increase in base salary from $350,000 to $375,000 for Mr. Priest. The Committee also approved an increase in base salary from $300,000 to $325,000 for Messrs. Clark, Pearl and Taussig, and an increase in base salary from $250,000 to $270,000 for Mr. Borak.

        In considering the CEO's base salary, as well as the salaries of the other named executives, the Committee considered the factors discussed above under "Forms of Compensation Program—Base Salary", including the contribution and scope of responsibility of each executive, the CEO's and Committee's views of the initiative, business judgment and management skills of the named executive, the CEO's and Committee's views as to the individual performance by the named executive officer during the previous year, the available market data for other peer named executives, the market environment, and recommendations from the compensation consultant.

        Additionally, the Committee considered measures of the Company's performance in the prior year, including increases in assets under management, revenues, and operating income.

Cash Incentive Awards

        In January 2010, the Committee determined the cash incentive awards for Messrs. Priest, Clark, Pearl, Taussig and Borak for the calendar year ended December 31, 2009. In setting this award, the Committee considered measures of the Company's performance for the year including: the change in assets under management, the amount of net inflows in assets under management, the investment performance of certain key products, the change in the Company's revenues, pre-tax margin, total stockholder return of the Company's common stock, and the global market environment.

        Specifically, the Committee considered the following:

  •
  Assets under management increased to $11.3 billion at December 31, 2009 from $5.3 billion at December 31, 2008;

  •
  Net flows of $3.8 billion for the year ended December 31, 2009 were significantly above budget, despite a challenging market period;

  •
  Investment performance across all strategies remained strong in relative terms and on a risk-adjusted basis, with nearly all of the Company's strategies outperforming their respective benchmarks for each of the 1-year, 3-year and 5-year periods ended December 31, 2009;

  •
  Revenues increased by approximately 25% for the year ended December 31, 2009, compared to the previous year;

  •
  Operating margin increased to 25% for the year ended December 31, 2009, an increase from 11% the previous year. Additionally, the operating margin had an improving trend;

  •
  Total stockholder return on the Company's stock for the year ended December 31, 2009 was 44%; and

  •
  The challenging global economic conditions impacting the equity markets.

        The Committee also took into account subjective measures of each named executive's responsibilities and performance during the period including:

  •
  Continued increased roles and responsibilities in conjunction with our growth; and

  •
  Leadership of our management team during a turbulent economic period.

        In addition, the Committee considered information received from its outside compensation consultant, Johnson Associates, as to cash compensation levels of chief executive officers and the peer named executives of relevant competitor asset management firms and the reasonableness of the amount of the awards the Committee was considering granting.

        While each of these items was considered by the Committee in making its compensation decisions, the Committee did not attempt to rank or assign relative weight to any particular factor but rather applied its business judgment in considering them in their entirety. Taking these factors into account, the Committee established a cash incentive award of $810,000 for the CEO, Mr. Priest, $725,000 for Mr. Clark, $855,000 for Mr. Pearl, $885,000 for Mr. Taussig, and $300,000 for Mr. Borak.

Long-Term Equity-Based Incentive Awards

        In January 2010, the Committee determined the long-term equity-based incentive awards for Messrs. Priest, Clark, Pearl, Taussig and Borak for the calendar year ended December 31, 2009. In setting this award, the Committee considered measures of the Company's performance for the year, including the measures considered in setting the cash incentive awards (see "Cash Incentive Awards" above). The Committee also considered the following key accomplishments:

  •
  The continued expansion of the Company's distribution channels;

  •
  Continued enhancements to the Company's operating infrastructure; and

  •
  Client satisfaction.

        The Committee also took into account subjective measures of each named executive's responsibilities and performance during the year ended December 31, 2009 including:

  •
  The increased roles and responsibilities of each named executive officer in conjunction with the growth of the Company;

  •
  The leadership of Epoch's management team throughout the period; and

  •
  The strengthening of Epoch's brand recognition and overall image.

        In addition, the Committee considered information received from its independent compensation consultant, Johnson Associates, as to long-term equity-based incentive awards of named executives of competitor asset management firms and the reasonableness of the amount of the awards the Committee was considering granting.

        While each of these items was considered by the Committee in making its compensation decisions, the Committee did not attempt to rank or assign relative weight to any particular factor but rather applied its business judgment in considering them in their entirety. Taking these factors into account, the Committee established long-term equity-based incentive awards of the equivalent of $450,000 for the CEO, Mr. Priest, $425,000 for Mr. Clark, $475,000 for Mr. Pearl, $525,000 for Mr. Taussig, and $225,000 for Mr. Borak for the year ended December 31, 2009.

Fiscal Year 2011 Executive Compensation

        On March 19, 2010, the Committee approved the performance goals for the year ending December 31, 2010, pursuant to which performance-based incentive awards will be awarded to Messrs. Priest, Clark, Pearl and Taussig under the Omnibus Plan. The awards are designed to ensure that annual incentive awards meet the performance-based compensation rules under Section 162(m). The Committee established the maximum aggregate annual incentive award that could be awarded by formula to Messrs. Priest, Clark, Pearl and Taussig, as well as the maximum amount payable to each of those individuals, based on the Committee's assessment of the Company's profitability at the end of the period and a variety of other factors as set forth in the preceding "Compensation Process" section. The actual amount payable as annual incentive for each of Messrs. Priest, Clark, Pearl and Taussig is determined by the Committee, which can reduce, but not increase, the maximum awards determined by the performance formula.

        The maximum aggregate annual incentive award that could be awarded to Messrs. Priest, Clark, Pearl and Taussig for the annual performance period is 0.75x earnings before income tax, depreciation and amortization (amortization includes the amortization of stock-based compensation) ("EBITDA"). For each of Messrs. Priest, Clark, Pearl and Taussig, the maximum individual amount payable is 0.1875x EBITDA, or 25% of the maximum aggregate annual incentive award.

        The Committee chose EBITDA as the basis for the performance formula because it believes that EBITDA is a meaningful indicator of our performance and profitability. The Committee chose these multiples based on its review of market and peer group compensation data as well as its subjective assessment of the proper allocation to performance-based incentive awards within the total compensation of these executives.

        The Committee may reduce the maximum and individual awards determined under the Omnibus Plan to ensure that the actual payouts reflect the performance of the Company and the respective executive, and are reasonable relative to peer compensation. As noted earlier, the Committee does not rely solely on predetermined formulas, weighted factors or a limited set of criteria in making compensation decisions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Section 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended June 30, 2010.

Respectfully Submitted:

The Compensation Committee

Jeffery L. Berenson, Chairman
Peter A. Flaherty
Allan R. Tessler

        Notwithstanding anything to the contrary set forth in any filings of Epoch Holding Corporation (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or Exchange Act.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2010, the Compensation Committee consisted of Messrs. Berenson, Flaherty and Tessler. All members of the Compensation Committee are independent directors, and no member is an employee or former employee of Epoch. During the fiscal year ended June 30, 2010, none of the executive officers of our Company served on the board of directors or compensation committee (or its equivalent) of another entity whose executive officer served on our Board of Directors or our Compensation Committee.

Summary Compensation Table

        The following table summarizes the total compensation during the fiscal year ended June 30, 2010 of our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary(1)	Cash Incentive Awards(2)(3)	Stock Awards(2)(3)(4)	Option Awards(2)(3)(5)	All Other Compensation(6)	Total
William W. Priest	2010	$362,500	$810,000	$483,392	$—	$95,273	$1,751,165
Chief Executive	2009	350,000	260,000	541,055	63,647	95,273	1,309,975
Officer	2008	325,000	725,000	503,291	—	95,273	1,648,564
Adam Borak	2010	260,000	300,000	241,696	—	3,000	804,696
Chief Financial	2009	250,000	275,000	119,320	74,880	3,000	722,200
Officer	2008	237,500	315,000	218,485	—	3,000	773,985
J. Philip Clark	2010	312,500	725,000	456,540	—	3,000	1,497,040
Executive Vice	2009	300,000	260,000	541,055	63,647	3,000	1,167,702
President	2008	300,000	725,000	372,006	—	3,000	1,400,006
David N. Pearl	2010	312,500	855,000	510,245	—	3,000	1,680,745
Executive Vice	2009	300,000	260,000	728,049	67,392	3,000	1,358,441
President	2008	300,000	725,000	415,764	—	3,000	1,443,764
Timothy T. Taussig	2010	312,500	885,000	563,961	—	3,000	1,764,461
President	2009	300,000	260,000	688,254	74,880	3,000	1,326,134
	2008	300,000	725,000	372,006	—	3,000	1,400,006

(1)
Represents the effective salary recognized for the respective fiscal year ended June 30.

(2)
The Compensation Committee approves the total amount received for incentive awards and approves the allocation of incentive awards among our executive officers. Amounts awarded are paid in cash, shares of restricted stock and stock options.

(3)
In the fiscal year ended June 30, 2009, in order to align the timing of measurement and payment of annual performance-based incentive awards for Messrs. Priest, Clark, Pearl and Taussig with that of all other Company employees, who are compensated on a calendar year basis, the Compensation Committee established a six month stub period of July 1, 2008 through December 31, 2008 for the establishment of performance goals for Messrs. Priest, Clark, Pearl and Taussig. The cash amounts shown for the fiscal year ended June 30, 2009 for those individuals represent performance-based compensation for the six month period July 1, 2008 through December 31, 2008. The stock awards for the fiscal year 2009 represent the fair value of restricted stock awards granted during that fiscal year as measured by the Company's stock price on the date of grant calculated in accordance with accounting guidance. Prospectively, the named executives will continue to be compensated annually on a calendar year basis, along with the other employees of the Company.

(4)
Represents the fair value of restricted stock awards made during each fiscal year as measured by the Company's stock price on the date of grant calculated in accordance with accounting guidance. For stock awards granted in fiscal 2010, 2009 and 2008, the grant date fair value was calculated by multiplying the number of shares granted by the closing price of the Company's common shares on the date of grant. All restricted stock awards reported in this table have been reported in the grants of plan-based award tables of our Proxy Statements in those years. None of the executive officers named in the table forfeited any restricted stock awards during the fiscal years indicated. The amounts disclosed may not reflect the value actually realized by the named executive officers.

  For additional information, please see Note 13—"Long-Term Incentive Compensation" to the financial statement in our Annual Report on Form 10-K, filed with the SEC on September 9, 2010.

(5)
Represents the aggregate grant date fair value, as calculated in accordance with accounting guidance, of options granted during the fiscal year. Stock option awards are valued for purposes of this table using the Black-Scholes option pricing model. See the "Summary of Significant Accounting Policies" footnote or the "Long-Term Incentive Compensation" footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year in which the award was made for a discussion of the assumptions used in estimating the value of each award. Amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. The actual value realized, if any, on stock options exercises will be dependent on overall market conditions, the future prices of our common stock and the named executive officer's continued employment.

(6)
For each executive officer, includes contributions by the Company to the Epoch Holding Corporation 401(k) Plan. For Mr. Priest, amount also includes premiums paid by the Company for certain life insurance policies held by Mr. Priest.

Grants of Plan-Based Awards

        The following table provides information concerning each plan-based award granted during the fiscal year ended June 30, 2010 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Close Price(2)	Grant Date Fair Value(3)
William W. Priest	02/15/2010	47,578	$10.16	$483,392
Adam Borak	02/15/2010	23,789	10.16	241,696
J. Philip Clark	02/15/2010	44,935	10.16	456,540
David N. Pearl	02/15/2010	50,221	10.16	510,245
Timothy T. Taussig	02/15/2010	55,508	10.16	563,961

(1)
All shares of restricted stock were awarded pursuant to the Omnibus Plan. The restricted stock vests as follows: 12.5% immediately, and 12.5%, 25%, and 50% upon the completion of the first, second, and third anniversaries, respectively. Dividends are paid on shares of restricted stock at the same time, and in the same amounts, as dividends are paid on our other outstanding shares of Common Stock.

(2)
The grant date close price equals the closing price of our Common Stock on the grant date.

(3)
The Grant Date Fair Value is the total amount that we will recognize as an expense over the award's vesting period under applicable accounting requirements. For restricted stock, we calculate the grant date fair value by multiplying the number of shares granted by the closing price of our Common Stock on the grant date. Amounts reported may not represent the amounts that the named executive officers will actually realize from the awards.

Outstanding Equity Awards at June 30, 2010

        The following table provides information as of June 30, 2010 about the outstanding equity awards held by our named executive officers.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(#)(3)	Market Value of Shares of Stock That Have Not Vested($)(4)
William W. Priest	08/15/2007					21,997	269,903
	07/28/2008					28,425	348,775
	01/30/2009	11,684	23,368	$6.17	01/31/2016	12,410	152,271
	02/15/2010					41,631	510,812
Adam Borak	01/31/2008					9,780	120,001
	01/30/2009	13,746	27,492	6.17	01/31/2016	14,599	179,130
	02/15/2010					20,815	255,400
J. Philip Clark	08/15/2007					16,259	199,498
	07/28/2008					28,425	348,775
	01/30/2009	11,684	23,368	6.17	01/31/2016	12,410	152,271
	02/15/2010					39,318	482,432
David N. Pearl	08/15/2007					18,172	222,970
	07/28/2008					40,129	492,383
	01/30/2009	12,371	24,743	6.17	01/31/2016	13,139	161,216
	02/15/2010					43,943	539,181
Timothy T. Taussig	08/15/2007					16,259	199,498
	07/28/2008					36,784	451,340
	01/30/2009	13,746	27,492	6.17	01/31/2016	14,599	179,130
	02/15/2010					48,569	595,942

(1)
The stock options vest ratably on 01/31/2010, 01/31/2011 and 01/31/2012.

(2)
Shares granted to employees vest at a rate of 12.5% immediately and remaining amounts at the rate of 12.5%, 25%, and 50% upon the completion of the first, second, and third years of service from grant date, respectively. The vesting schedules for the restricted stock awards are as follows:

Grant Date	Remaining Vesting Dates
08/15/2007	08/15/2010
01/31/2008	01/31/2011
07/28/2008	07/28/2010, 07/28/2011
01/30/2009	01/31/2011, 01/31/2012
02/15/2010	02/15/2011, 02/15/2012, 02/15/2013
(3)
In the fiscal year ended June 30, 2009, in order to align the timing of measurement and payment of annual performance-based incentive awards for Messrs. Priest, Clark, Pearl and Taussig with that of all other Company employees, who are compensated on a calendar year basis, the Compensation Committee established a six month stub period of July 1, 2008 through December 31, 2008 for the establishment of performance goals for Messrs. Priest, Clark, Pearl and Taussig. The amounts shown for the January 30, 2009 grants for those individuals represent performance-based compensation for the six month period July 1, 2008 through December 31, 2008. Prospectively, the named executives will continue to be compensated annually on a calendar year basis, along with the other employees of the Company.

(4)
The amounts are calculated by multiplying the number of unvested shares of restricted stock held by the named executive officer at the close of business on June 30, 2010 by $12.27, the closing price of our Common Stock on the last trading day of the fiscal year.

Option Exercises and Stock Vested Table

        The following table provides information about the vesting of restricted stock during fiscal year 2010 for our named executive officers. No stock options were exercised during fiscal year 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
William W. Priest	63,344	$599,150
Adam Borak	24,211	220,499
J. Philip Clark	105,393	1,009,139
David N. Pearl	77,975	743,578
Timothy T. Taussig	63,225	602,467

(1)
The value realized upon vesting of restricted stock is calculated by multiplying the fair market value of a share of Common Stock on the vesting date (the closing price of our Common Stock on the vesting date) by the number of shares vested.

Employment Agreements

        The Company entered into a three-year employment agreement with its Chief Executive Officer, William W. Priest, in November 2007, effective January 1, 2008. The agreement calls for a minimum base annual salary of $350,000 and incentive compensation in accordance with the Company's incentive compensation plans then in effect. The agreement also calls for certain payments in the event of termination. The payments could vary depending on the cause of termination and whether or not the Board of Directors elects to enforce a non-compete agreement. The agreement was reviewed and approved by the Company's Compensation Committee and the Board of Directors. There are no employment agreements with any other executive officer of our Company.

Potential Payments on Termination or a Change of Control

        With the exception of Mr. Priest, and the above mentioned employment agreement, we have not provided our named executive officers with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment has ended or following a change of control of Epoch.

Termination (Including for Cause, Other Than for Cause, Death or Disability)

        As described in the "Compensation Discussion and Analysis" in this Proxy Statement, our named executive officers typically receive long-term incentive awards in the form of restricted stock and stock options. Except as otherwise determined by the Compensation Committee, upon termination of a named executive's continuous service during the applicable restriction period, the named executive's restricted stock and stock options at that time shall be forfeited. The Compensation Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock or stock options shall be waived in whole or in part in the event of terminations resulting from specified causes. The Compensation Committee also has the authority to accelerate the vesting of any restricted stock or stock options in its discretion at any time.

Change of Control

        All unvested shares of restricted stock and stock options issued to a named executive officer automatically vest, and all restrictions on the shares will lapse, upon a change of control of Epoch (as defined below), except to the extent of any waiver by the executive, and subject to any applicable restrictions due to legal or other requirements. Upon vesting, shares cease to be subject to transfer restrictions and forfeiture.

        However, if in the event of a change in control the successor company assumes or substitutes for the unvested shares of restricted stock and stock options, then the unvested shares of restricted stock and stock options shall not be accelerated.

        For purposes of our restricted stock and stock options, a "change of control" of Epoch means (1) a person, other than one of our affiliates, becoming the direct or indirect owner of securities representing 50% or more of the combined voting power of our outstanding stock, or (2) during any period of two consecutive years individuals who constitute the Board of Directors cease for any reason to constitute at least a majority of the Board, or (3) the approval by our stockholders of an agreement to merge or consolidate Epoch with or into another company (with Epoch not remaining an independent publicly owned company) or to sell or otherwise dispose of all or substantially all of our assets, other than a transaction in which Epoch or its stockholders own 50% or more of the combined voting power of the surviving entity.

        The following two tables set forth information regarding potential payments to each of our named executive officers in the event of a termination of his or her employment, upon death or disability, or following a change of control of Epoch.

Estimated Post-Termination Payments for William W. Priest, Chief Executive Officer

Payments Upon Termination(1)	With Cause(2)	Without Cause or Resignation with Good Reason(3)	Change of Control(4)	Voluntary Resignation(5)	Death or Disability(6)
Base Salary	$—	$375,000	$750,000	$—	$—
Annual Incentive	—	1,720,000	2,810,000	630,000	630,000
Accelerated Stock Options(7)(8)	—	142,545	142,545	—	142,545
Accelerated Restricted Stock(7)(9)	—	1,281,761	1,281,761	—	1,281,761

Total	$—	$3,519,306	$4,984,306	$630,000	$2,054,306

(1)
The amounts in the respective columns are calculated as if the different scenarios occurred on June 30, 2010, the last day of the fiscal year, and are subject to the terms of the Employment Agreement between William W. Priest and the Company.

(2)
Termination by Employer with Cause. Mr. Priest would be entitled to receive any unpaid base salary, any accrued but unused vacation pay and any unpaid incentive awards, in each case through the date of termination.

(3)
Termination by Employer without Cause or by Executive with Good Reason. Mr. Priest would be entitled to receive (i) any accrued benefits and unpaid incentive awards, (ii) a lump sum payment equal to one (1) times Mr. Priest's annual base salary plus one (1) times his average incentive award; and (iii) the pro rata annual incentive award based upon the twelve (12) month results and performance of the Company through and including the fiscal quarter in which Mr. Priest was terminated.

(4)
Termination in Connection with Change of Control. Mr. Priest would be entitled to receive (i) any accrued benefits and unpaid incentive awards, (ii) a lump sum payment equal to two (2) times Mr. Priest's annual base salary plus two (2) times his average incentive award; and (iii) the pro rata annual incentive award based upon the twelve (12) month results and performance of the Company through and including the fiscal quarter in which Mr. Priest was terminated.

(5)
Voluntary resignation. Mr. Priest would be entitled to receive (i) any accrued benefits and unpaid incentive awards, (ii) a lump sum payment equal to the remaining base salary through the end of the fiscal year of termination; and (iii) the pro rata annual incentive award based upon the twelve (12) month results and performance of the Company through and including the fiscal quarter in which Mr. Priest was terminated.

(6)
Death or disability. Mr. Priest (or his estate, as the case may be) would be entitled to receive (i) any accrued benefits and unpaid incentive awards, (ii) a lump sum payment equal to the remaining base salary through the end of the fiscal year of termination; and (iii) the pro rata annual incentive award based upon the twelve (12) month results and performance of the Company through and including the fiscal quarter in which Mr. Priest was terminated.

(7)
Assumes the Compensation Committee waives the forfeiture conditions of the restricted stock and stock options in whole in the event of a termination of employment resulting from the respective specified causes.

(8)
The amounts include unvested, in-the-money stock options that would immediately vest upon the listed event. Upon vesting, the options are exercisable only if the volume weighted average price of the Company's common stock equals or exceeds $9.25, the hurdle price, for a period of at least 20 trading days. At June 30, 2010, Mr. Priest held 23,368 in-the-money unexercised unvested stock options pursuant to the terms indicated herein.

(9)
Amounts are calculated by multiplying the number of unvested shares of restricted stock held by Mr. Priest by $12.27, the closing price of our Common Stock on June 30, 2010, the last trading day of the fiscal year.

Estimated Post-Termination Payments for Named Executive Officers, other than the Chief Executive Officer

Name	Accelerated Stock Options($)(1)(2)	Accelerated Restricted Stock($)(1)(3)
Adam Borak
Upon Termination	$167,701	$554,531
Upon Death or Disability	167,701	554,531
Upon Change of Control	167,701	554,531
J. Philip Clark
Upon Termination	142,545	1,182,976
Upon Death or Disability	142,545	1,182,976
Upon Change of Control	142,545	1,182,976
David N. Pearl
Upon Termination	150,932	1,415,750
Upon Death or Disability	150,932	1,415,750
Upon Change of Control	150,932	1,415,750
Timothy T. Taussig
Upon Termination	167,701	1,425,910
Upon Death or Disability	167,701	1,425,910
Upon Change of Control	167,701	1,425,910

(1)
Assumes the Compensation Committee waives the forfeiture conditions of the stock options and restricted stock in whole in the event of a termination of employment resulting from the respective specified causes. The amounts in the columns are calculated as if the named executive officer's termination of employment, death or disability, or the change of control occurred on June 30, 2010.

(2)
The amounts include unvested, in-the-money stock options that would immediately vest upon the listed event. Upon vesting, the options are exercisable only if the volume weighted average price of the Company's common stock equals or exceeds $9.25, the hurdle price, for a period of at least 20 trading days.

(3)
The amounts are calculated by multiplying the number of unvested shares of restricted stock held by the named executive officer by $12.27, the closing price of our Common Stock on June 30, 2010, the last trading day of the fiscal year.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in its oversight of the financial accounting and reporting of Epoch. In addition to selecting the Company's independent registered public accounting firm ("independent auditor"), the Audit Committee is responsible for monitoring (i) the quality and integrity of the Company's financial statements, (ii) the Company's system of disclosure controls and its system of internal controls over financial reporting, (iii) the qualifications, independence, and performance of the Company's independent auditor, and (iv) the compliance by the Company with all applicable legal and regulatory requirements. The Audit Committee consists of three independent directors and operates under a written charter adopted and approved by the Board of Directors. Each Audit Committee member, during the fiscal year ended June 30, 2010, and as of the date of the adoption of this report, is independent under the standards established by the Board and the NASDAQ. The Board of Directors has also determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined by the SEC.

        The Audit Committee held four meetings during the fiscal year ended June 30, 2010. The meetings were intended, among other things, to facilitate communication among the Audit Committee, management, and the independent auditor, CF & Co., L.L.P. The Audit Committee reviewed with management and its independent auditor the overall scope and plans for the respective audit and discussed with both management and the independent auditor the results of their examinations and their evaluations of Epoch's internal controls. The Audit Committee's discussions with management and the independent auditor included a review of significant accounting policies applied by Epoch in its financial statements. The Committee meets with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        For fiscal year 2010, management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditor. At the conclusion of the process, management provided the Audit Committee with a report on management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2010, and the independent auditor provided the Audit Committee with its related attestation report.

        Epoch's management is responsible for the financial reporting process, for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles, and for the establishment and effectiveness of Epoch's internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. Epoch's independent auditor is responsible for auditing those financial statements in accordance with generally accepted auditing standards and for attesting to the effectiveness of Epoch's internal control over financial reporting. The Audit Committee monitors and reviews these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditor.

        The Audit Committee has reviewed and discussed the audited consolidated financial statements of Epoch as of, and for the fiscal year ended, June 30, 2010 with management and Epoch's independent auditor. The Audit Committee has also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the significant accounting policies, the reasonableness of management judgments and estimates, and the clarity of disclosures in the financial statements.

        Furthermore, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from Epoch and its management. When considering the independent auditor's independence, the Audit Committee considered whether its provision of services to Epoch beyond those rendered in connection with their audit and review of Epoch's consolidated financial statements were compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditor for audit and non-audit services.

        Based on the reviews, reports and discussions described in this Report, and subject to the limitations of the Audit Committee's role and responsibilities referred to above, the Audit Committee recommended to the Board of Directors that Epoch's audited consolidated financial statements as of, and for the fiscal year ended, June 30, 2010 be included in Epoch's Annual Report on Form 10-K filed with the SEC.

Respectfully Submitted:

The Audit Committee

John L. Cecil, Chairman
Enrique R. Arzac
Peter A. Flaherty

 PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board is directly responsible for the appointment, compensation and retention of the Company's independent registered public accounting firm. The Audit Committee has appointed CF & Co., L.L.P. ("CF & Co.") as the independent registered public accounting firm of our Company for the fiscal year ending June 30, 2011, and the Board asks shareholders to ratify that selection as part of good corporate governance practices. Representatives of CF & Co. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions, as applicable.

        If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain CF & Co. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of CF & Co., L.L.P. as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

Pre-Approval Policies and Procedures

        The Audit Committee, or any member designated by the Audit Committee Chairman, approves in advance all audit and any non-audit services rendered by CF & Co. to Epoch and its consolidated subsidiaries. Any member to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has considered the role of CF & Co. in providing tax services to the Company and has concluded that such services are compatible with CF & Co.'s independence as the Company's independent registered public accounting firm. CF & Co. does not provide any business consulting or other non-audit services to the Company.

        All audit, audit-related and tax services performed by CF & Co. which required pre-approval, as defined in our Audit Committee's policies and procedures, were pre-approved. There were no services other than audit, audit-related and tax services provided by CF & Co. in fiscal 2010 and 2009.

Fees Paid to Independent Registered Public Accounting Firm

        The aggregate fees paid or accrued by the Company for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, for the review of the financial statements included in our Quarterly Reports on Form 10-Q, and for tax services for the fiscal years ended June 30, 2010 and 2009 were as follows:

	2010	2009
	(Dollars in Thousands)
Audit Fees(1)	$280	$279
Audit-Related Fees(2)	19	5
Tax Fees(3)	20	101
All Other Fees(4)	—	—

Total Fees	$319	$385

(1)
Audit fees were for the audit of the Company's consolidated financial statements included in the Company's Annual Report and audit of internal control over financial reporting, as well as review of consolidated financial statements included in the Company's Quarterly

  Reports, and consultations on accounting and financial reporting matters. Audit fees also include travel expenses.

(2)
Audit-related fees for fiscal year 2010 are for audit services provided in connection with statutory or regulatory filings, review of the Proxy Statement, and attendance at the annual stockholders' meeting. Audit-related fees for fiscal year 2009 are for review of the Company's Proxy Statement, attendance at the Annual Stockholders' Meeting, and review of Form S-8.

(3)
Tax fees include consultations on various tax matters in fiscal 2010 and preparation of income tax returns and consultations on various tax matters in fiscal 2009.

(4)
There were no fees billed by CF & Co. in fiscal 2010 or fiscal 2009 for any other services not described in the three categories listed immediately above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of October 7, 2010, certain information regarding the shares of our Common Stock beneficially owned by each (i) named executive officer, (ii) director, (iii) beneficial holder of more than five percent of the outstanding shares of our Common Stock, and (iv) all directors and executive officers of our Company as a group.

Named Executive Officer, Director, Beneficial Holder or Identity of Group	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Shares Beneficially Owned(2)
Named Executive Officers:
William W. Priest(3)(5)	2,744,449	12.0%
Timothy T. Taussig(3)(6)	1,157,435	5.1%
J. Philip Clark(3)(7)	1,065,221	4.7%
David N. Pearl(3)(8)	879,993	3.9%
Adam Borak(3)	93,060	*
Directors:
Jeffrey L. Berenson(4)	1,667,126	7.3%
Allan R. Tessler(4)(9)	645,388	2.8%
Peter A. Flaherty(4)	69,867	*
Enrique R. Arzac(4)	54,911	*
John L. Cecil(4)	10,016	*
Beneficial Holders:
Keeley Asset Management Corp.(10)	2,779,050	12.2%
General American Investors Company, Inc.(11)	1,666,667	7.3%
GAMCO Investors, Inc. et al(12)	1,142,945	5.0%
All Named Executives and Directors as a group (10 persons)	8,387,466	36.8%

*
Less than one percent of issued and outstanding Common Stock.

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children, relatives sharing the same home, and entities owned or controlled by the named person. In computing the number of shares of Common Stock beneficially owned, such persons and entities are also deemed under SEC Rule 13d-3 to beneficially own any shares that they have the right to acquire within sixty (60) days of October 7, 2010 through the exercise of stock options. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Based upon 22,801,966 shares of Common Stock outstanding as of October 7, 2010. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by such person or entity, shares of stock subject to the conversion of stock options that are currently exercisable or become exercisable within 60 days of October 7, 2010 are deemed to be outstanding for the holder thereof, but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person.

(3)
Includes, for the individuals listed below, the following number of shares subject to options exercisable within 60 days from October 7, 2010:

Option Holder	Number of Shares
Mr. Priest	11,684
Mr. Taussig	13,746
Mr. Clark	11,684
Mr. Pearl	12,371
Mr. Borak	13,746

(4)
c/o Epoch Holding Corporation, 640 Fifth Avenue, New York, New York 10019.

(5)
Includes 647,683 shares held by a trust established by Mr. Priest for estate planning purposes, and 40,000 shares held by spouse.

(6)
Includes 420,763 shares held by a trust established by Mr. Taussig for estate planning purposes.

(7)
Includes 1,053,537 shares held by the J Philip/Deborah K Clark Trust u/a 10/06/1994.

(8)
Includes 500,000 shares held by a trust established by Mr. Pearl for estate planning purposes.

(9)
Includes 302,141 shares held by the ART/FGT Family Partners Ltd. and 69,179 shares held by Tessler Family Limited Partnership.

(10)
Based solely upon a Schedule 13F-HR/A for the period ended June 30, 2010, filed by Keeley Asset Management Corp., 401 South LaSalle Street, Suite 1201, Chicago, Illinois 60605 on August 11, 2010.

(11)
Based solely upon a Schedule 13F-HR for the period ended June 30, 2010, filed by General American Investors Company, Inc., 100 Park Avenue, 35th Floor, New York, New York 10017 on August 3, 2010.

(12)
Based solely upon a Schedule 13D for the period ended June 30, 2010, filed by GAMCO Investors, Inc. et al, One Corporate Center, Rye, New York, 10580 on October 4, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        There have been no related party transactions, or proposed transactions, with our Company, or its subsidiaries in an amount exceeding $120,000, or in which a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, since the end of the prior fiscal year ended June 30, 2009.

        From time to time, our directors, executive officers and employees, members of their immediate families and companies or affiliates of companies that employ our independent directors may have investments in various investment vehicles or accounts sponsored or managed by us or utilize our products or services in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

        All material transactions involving affiliated parties are subject to approval by the Audit Committee. We have a written policy addressing the review and approval of related party transactions that is entitled our Conflicts of Interest Policy and is included in the Company's Code of Ethics and Business Conduct. The Conflicts of Interest Policy provides that, except with the Board of Directors' prior knowledge and consent, no director, officer or employee of Epoch or its subsidiaries may be involved in a transaction or relationship that gives rise to a "conflict of interest" with Epoch. The policy defines "conflict of interest" as an occurrence where a director, officer or employee's private interests interfere, or appear to interfere, in any way with our interests as a whole, and specifically includes all related party transactions and relationships we are required to disclose in our proxy statement.

        In the event the Board of Directors' consent to a conflict of interest is sought, the request must be addressed to our compliance officer (or, where the matter involves the compliance officer, to the Audit Committee) and referred to the Audit Committee for its consideration. If the matter involves any member of the Audit Committee, the matter is required to be addressed by the disinterested members of the Board of Directors. A majority of the members of the Audit Committee (or a majority of the disinterested members of the Board of Directors, where applicable) must approve any request. The terms of any transaction consented to must be as favorable to us as the terms would be if the transaction were entered into with an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than ten percent (10%) of the Company's equity securities to file reports of their ownership and changes in ownership of the Company's equity securities with the SEC, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

        Based solely on a review of the Section 16 reports prepared by or furnished to the Company, the Company believes that during the fiscal year ended June 30, 2010, the Company's officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Article VI of our Articles of Incorporation provides for us to indemnify any and all directors and officers whom it shall have power to indemnify under Section 145 of the Delaware General Corporation Law (DGCL) from and against any and all of the expenses, liabilities or other referred to in, or covered by, such Section. The indemnification provided in Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under our By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

        In addition, we have entered into indemnification agreements with each of our named executive officers and directors. Each indemnification agreement provides that, notwithstanding the other provisions of such indemnification agreements, to the extent that a director or officer is a party to and is wholly or partly successful, on the merits or otherwise, in any proceeding covered by an indemnification agreement, we will indemnify such person to the maximum extent consistent with applicable law against all expenses and liabilities actually incurred by or for the director or officer in connection with each successfully resolved claim, issue or matter in such proceeding. If the director or officer is unsuccessful, on the merits or otherwise, we have agreed to indemnify such person unless we prove by clear and convincing evidence in a forum selected by the director or executive officer that the act or omission that gave rise to the proceeding did not meet our indemnification standard.

AVAILABLE INFORMATION

        The Company maintains a web site which contains current information on operations and other corporate governance matters. The website address is www.eipny.com. Through the "Investor Relations" section of our website, we make available, free of charge, our Annual Report on Form 10-K, and our Proxy filed with the SEC, as well as Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Requirements for Stockholder Proposals to Be Considered for Inclusion in Our 2011 Proxy Materials.    Stockholders may submit proposals appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 under the Exchange Act. For such a proposal to be included in our proxy materials relating to the 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 24, 2011, which is the one-year anniversary of 120 days prior to the mailing date of this year's proxy materials. Such proposals should be delivered to Epoch Holding Corporation, Attention: Adam Borak, Corporate Secretary, 640 Fifth Avenue, 18th Floor, New York, New York 10019. The submission of a stockholder proposal does not guarantee that it will be included in our 2011 Proxy Statement.

        By-Law Requirements for Stockholder Proposals to Be Brought Before the Annual Meeting.    Our By-Laws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at our Corporate Headquarters not less than 60 nor more than 90 days prior to the date of the 2011 Annual Meeting. Note, however, that if we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2011 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        The Company is delivering only one Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, the Company will deliver promptly a separate copy of the Notice, this Proxy Statement or the Annual Report to a stockholder at a shared address to which a single copy of these documents was delivered. If you are a stockholder at a shared address to which the Company delivered a single copy of this Proxy Statement or the Annual Report and you desire to receive a separate copy of the Notice, this Proxy Statement or the Annual Report, or if you desire to notify us that you wish to receive a separate copy of such materials in the future, or if you are a stockholder at a shared address to which the Company delivered multiple copies of each of these documents and you desire to receive one copy in the future, please submit your request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call the Company at (212)303-7200.

        If a broker, bank or other nominee holds your shares in the Company, please contact the broker, bank or other nominee directly if you have questions, require additional copies of the Notice of Internet Availability, this Proxy Statement or the Annual Report, or wish to receive separate copies of such materials in the future by revoking your consent to householding.

        However, please note that if you want to receive a paper proxy card, voter instruction form or other proxy materials for purposes of this year's Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you.

ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS

        This Proxy Statement and the Company's Annual Report on Form 10-K are online at www.proxyvote.com. The Company also makes these documents available through the "Investor Relations" link of the Company's website at www.eipny.com. If you receive your proxy materials by mail, we encourage you to elect to receive future copies of proxy statements and annual reports electronically. To enroll in the online program, go to www.proxyvote.com, click on Stockholder Electronic Delivery and follow the enrollment instructions. Upon completion of enrollment, you will receive an e-mail confirming the election to use the electronic delivery services. The enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is cancelled. Enrolling to receive proxy materials online will save the Company the cost of printing and mailing documents, as well as help preserve our natural resources.

INCORPORATION BY REFERENCE

        This Proxy Statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including our audited financial statements and supplementary data, our management's discussion and analysis of financial condition and results of operations, and our quantitative and qualitative disclosures about market risk. If you would like to receive a copy of any exhibits listed in our Annual Report on Form 10-K for the year ended June 30, 2010, please call or submit a request in writing to Epoch Holding Corporation, Attention: Adam Borak, Corporate Secretary, 640 Fifth Avenue, 18th Floor, New York, New York 10019, (212) 303-7200, and we will provide you with a copy of the exhibits at no charge.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DIRECTIONS TO EPOCH HOLDING CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS

        The 2010 Annual Meeting of Stockholders will be held at The Cornell Club-New York, 6 East 44th Street, New York, New York 10017, between Fifth and Madison Avenues. The building is in the vicinity of several subway lines, and is also readily accessible by bus, taxicab or automobile.

By Order of the Board of Directors

Adam Borak Corporate Secretary

October 19, 2010

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000076481_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 Allan R. Tessler 02 William W. Priest 03 Enrique R. Arzac 04 Jeffrey L. Berenson 05 John L. Cecil 06 Peter A. Flaherty 07 Timothy T. Taussig EPOCH HOLDING CORPORATION 640 5TH AVENUE NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2 Ratification of the appointment of CF & Co., L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000076481_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . EPOCH HOLDING CORPORATION Annual Meeting of Stockholders December 2, 2010 9:00 AM EST This proxy is solicited by the Board of Directors The undersigned stockholder of Epoch Holding Corporation, a Delaware corporation (the "Company") hereby appoints Allan R. Tessler and Adam Borak, or either of them, voting singly in the absence of others, as his/her/its attorney(s) and prox(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company on Thursday, December 2, 2010, or any adjournments or postponements thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked. Continued and to be signed on reverse side

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM